EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1996 included in Newmont Mining Corporation's Form 10K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                              ARTHUR ANDERSON LLP


Denver, Colorado
  May 14, 1996